UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  August 31, 2005

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067

(Address of principal executive offices)
(Zip Code)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2005, Mr. John T. Baldwin, the Senior Vice President and Chief Financial Officer of Graphic Packaging Corporation (the “Company”), left the Company to retire and pursue other personal interests.

Effective September 1, 2005, the Company has appointed Mr. Daniel J. Blount as Acting Chief Financial Officer, to serve until a replacement for Mr. Baldwin is appointed.  Mr. Blount, age 49, has been the Company’s Senior Vice President, Integration since September 2003.  From August 2003 until September 2003, Mr. Blount was the Senior Vice President, Integration, Chief Financial Officer and Treasurer.  From June 2003 until August 2003, he was Senior Vice President, Chief Financial Officer and Treasurer of Riverwood Holding, Inc. (“Riverwood”).  Mr. Blount was named Vice President and Chief Financial Officer of Riverwood in September 1998.  Prior to joining Riverwood, Mr. Blount spent 13 years at Montgomery Kone, Inc., an elevator, escalator and moving ramp product manufacturer, installer and service provider, most recently as Senior Vice President, Finance.

Mr. Blount is employed pursuant to the terms of an Amended and Restated Employment Agreement dated as of August 8, 2003 (the “Agreement”).  The Agreement has a three (3) year term and provides for a minimum base salary of $325,000 per year.  Mr. Blount is also entitled to receive certain Synergy Achievement Awards payable after the achievement of total synergies from the merger of $59.1 million or on the last day of the third Award Year (as defined in the Agreement).  Mr. Blount is also eligible for other benefits and incentive compensation plans at a level established for similarly situated executives of the Company.  In the event of the termination of Mr. Blount’s employment by the Company without cause or by Mr. Blount for good reason, Mr. Blount is entitled to receive severance consisting of a prorata incentive bonus for the year in which the termination occurs and base salary and continued welfare benefits for 18 months from the date of termination.  The Agreement also provides that Mr. Blount may not work for a competitor of the Company for a period of one year after the termination of his employment or the end of his severance period, whichever is later.  Mr. Blount is also prohibited from employing or interfering with the Company’s relationship with its employees during his employment and until the end of his severance period.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release dated September 2, 2005 announcing Mr. Baldwin’s decision to leave the Company and Mr. Blount’s appointment as Interim Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date:	September 2, 2005	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary